EXHIBIT 2

PROXY

KNOW BY ALL PERSONS BY THESE PRESENTS, that we

UBS SECURITIES LLC

the undersigned holder of 33,326 securities of

SPORT-HALEY, INC.

do hereby revoke any proxy heretofore given by us for said securities;

Further know, that we hereby appoint and constitute

Samuel A. Kidston

North & Webster

1430 Mass. Ave

Cambridge, MA 02138

or either or any of them, as our true and lawful attorney to vote as our proxy, for said securities only, in our stead at the ANNUAL meeting of security holders of ‘company,’ or at any adjournment thereof, on any matter which may properly and legally come before such meeting, including, but not limited to, the election of directors, if any;

And finally know, that we appoint the above named to act in the same capacity and as fully as we could act if we were personally present at such meeting.

CUSIP:  848925103

MEETING DATE:  04/17/09

DATED: 4/16/09	SIGNED:	/s/ Richard J. Daly
Richard J. Daly
Attorney-in-fact

This legal proxy gives you the authority to vote your shares at the meeting but does not guarantee admittance to the meeting.  Please check the meeting materials to determine if an admittance ticket or other documentation is required, and follow the instructions to obtain such documentation.